Certificate of Termination

                               CREDIT SUISSE TRUST

The undersigned Hal Liebes, does hereby certify that:

     (1) He is the duly elected and acting Secretary of Credit Suisse Trust, a trust with transferable shares under Massachusetts law (the "Trust"), established and existing under that certain Agreement and Declaration of Trust filed with the Secretary of The Commonwealth of Massachusetts on March 15, 1995, as amended to date (the "Declaration of Trust").

     (2) In accordance with Section 6.1(b) of the Declaration of Trust, the Board of Trustees voted on November 18, 2003, to terminate the Global Technology Portfolio (the "Portfolio") of the Trust.

     (3) There are no outstanding shares of the Portfolio.

     (4) The net assets of the Portfolio have been distributed to the shareholders of the Portfolio.

     (5) In accordance with Section 6.1(b) of the Declaration of Trust, the termination of the Portfolio shall be effective upon the filing of this Certificate of Termination with the Secretary of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 11th day of March, 2004.

                                                     /s/Hal Liebes
                                                     ---------------------
                                                     Hal Liebes, Secretary


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                                 ACKNOWLEDGEMENT

STATE OF NEW YORK )
                  )       ss                                  March 11, 2004
COUNTY OF NEW YORK)





     Then personally appeared before me the above named Hal Liebes, Secretary, and acknowledged the foregoing instrument to be his free act and deed.

                                                    /s/Russell S. Katz
                                                    --------------------------
                                                    Notary Public
                                                    My Commission Expires 2005




[NOTARIAL SEAL]

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